Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266545, 333-106411, 333-32516, 333-128445, 333-146330, 333-153369, 333-155668, 333-168428, 333-170801, 333-182899, 333-209772, and 333-229914) of Howmet Aerospace Inc. of our report dated June 15, 2023 relating to the financial statements and supplemental schedules of the Howmet Aerospace Hourly Retirement Savings Plan and Howmet Aerospace Salaried Retirement Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
June 15, 2023